KeyCorp Fourth Quarter 2021 Earnings Review January 20, 2022 Chris Gorman Chairman and Chief Executive Officer Don Kimble Vice Chairman and Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2020, in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” and “pre-provision net revenue.” Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 49 of our Form 10-Q dated September 30, 2021. GAAP: Generally Accepted Accounting Principles 2

2021: A Record Year Delivering on Commitments with Momentum Across the Franchise Positive operating leverage: achieved for 4Q21 and FY21  8 of the last 9 years  Record pre-provision revenue : FY21 PPNR(a) up 10% vs. 2020  Targeted investments to drive growth: adding senior bankers (+10% YoY), Laurel Road, AQN Strategies, and XUP Strong credit quality: historic low net charge-offs to average loans Significant capital return: 75% of net income returned to shareholders  2020 2021 Total Revenue (TE) Strong consumer execution: record net new household growth and record loan originations of $16Bn (Laurel Road and consumer mortgage)      Strong commercial execution: raised >$100Bn of capital for clients with 18% retained on balance sheet; driving record fee income Pre-Provision Net Revenue (a) Net Charge-Offs 2020 2021 2020 2021 (58)%+10%+9% (a) Non-GAAP measure: see 4Q21 earnings press release for reconciliation Record total revenue : FY21 revenue up 9% vs. 2020 with growth across the franchise 3

Financial Review 4

Financial Highlights EOP = End of Period (a) Non-GAAP measure: see Appendix for reconciliations (b) 12/31/21 ratios are estimated EPS – assuming dilution $.64 $ .65 $ .56 (1.5) % 14.3 % Cash efficiency ratio(a) 59.4% 60.2% 60.3% (80) bps (90) bps Return on average tangible common equity(a) 18.7 18.6 16.6 10 210 Return on average total assets 1.34 1.41 1.35 (7) (1) Net interest margin 2.44 2.47 2.70 (3) (26) Common Equity Tier 1(b) 9.4% 9.6% 9.7% (20) bps (30) bps Tier 1 risk-based capital(b) 10.7 10.9 11.1 (20) (40) Tangible common equity to tangible assets(a) 6.9 7.0 7.9 (10) (100) NCOs to average loans .08% .11% .53% (3) bps (45) bps NPLs to EOP portfolio loans .45 .56 .78 (11) (33) Allowance for credit losses to EOP loans 1.20 1.25 1.80 (5) (60) Asset Quality Profitability Continuing operations, unless otherwise noted 4Q21 3Q21 4Q20 LQ ∆ Y/Y ∆ Capital 5

$8 $4 $2 4Q20 3Q21 4Q21 Commercial loans PPP Loans $ in billions vs. Prior Year Total Average Loans Highlights  Average loans down 2% from 4Q20 − Commercial balances reflect lower PPP balances from forgiveness, partially offset by core growth in commercial and industrial and commercial real estate − Consumer loan growth (+4%) driven by consumer mortgage and Laurel Road partially offset by the indirect auto portfolio sale vs. Prior Quarter  Average loans relatively stable compared to 3Q21 − Commercial balances reflect a slight increase in commercial utilization rates, more than offset by the forgiveness of PPP loans − Strength in consumer mortgage and Laurel Road, partially offset by the indirect auto portfolio sale (reduced balances $2.7Bn QoQ) $ in billions Average Loan Detail $8 $2 30% 29% 20.00% 30.00% 40.00% $60 $70 $80 $90 $100 $110 4Q20 1Q21 2Q21 3Q21 4Q21 C&I line utilizationTotal average loans ConsumerCommercial 6 PPP  $2.3Bn of average PPP loans in 4Q21  $1.5Bn of PPP forgiveness in 4Q21 $73 $69 $69 $99 $102 PPP $5 $3 4Q20 3Q21 4Q21 Indirect Auto Consumer loans Indirect auto sale impact:  $2.7Bn QoQ

$51.5 $88.1 $7.4 $4.0 .16% .04% .23% .06% $0 $20 $40 $60 $80 $100 $120 $140 $160 4Q20 1Q21 2Q21 3Q21 4Q21 Cost of total interest-bearing deposits  Average deposit balances up 3% from 3Q21 − Growth in commercial escrow deposits − Partially offset by a continued decline in time deposits 4Q21 Average Deposit Mix  Average deposits up 11% from 4Q20 − Growth from consumer and commercial relationships − Partially offset by decline in time deposits as a result of lower interest rates Cost of total deposits CDs and other time deposits Savings Noninterest-bearing NOW and MMDA $ in billions $ in billions vs. Prior Year vs. Prior Quarter Consumer Commercial $136 Average Deposits Highlights  Strong and stable deposit base − 34% noninterest-bearing(a) − ~60% stable retail and low-cost escrow − 69% loan to deposit ratio(b) (a) Based on period-end balances (b) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits x 7 Deposits $151

$1,038 2.70% 2.44% 2.0% 2.5% 3.0% 3.5% 4.0% $500 $600 $700 $800 $900 $1,000 $1,100 4Q20 1Q21 2Q21 3Q21 4Q21  Net interest income up $13MM (+1%) from 3Q21 − Largely reflecting balance sheet growth, a favorable earning asset mix and higher loan fees from PPP forgiveness and core loan growth − Partially offset by lower reinvestment yields and the indirect auto portfolio sale ($11MM impact on NII and 3 bps impact on NIM in 4Q21) TE = Taxable equivalent Net interest income (TE) Net Interest Margin (TE) Net Interest Income and Margin $ in millions; continuing operations vs. Prior Year vs. Prior Quarter $1,043 Net Interest Income & Net Interest Margin Trend (TE ) Highlights x  Net interest income down $5MM from 4Q20 − Largely driven by lower reinvestment yields and the indirect auto portfolio sale − Partially offset by a favorable earning asset mix  Lower NIM also impacted by continued elevated levels of liquidity 8 NIM Change vs. Prior Quarter 3Q21: 2.47% Balance sheet mix and earning asset yields (.05) Loan fees .02 Total change (.03) 4Q21: 2.44%

 Noninterest income up $107MM (+13%) from 4Q20 − Record fourth quarter of investment banking and debt placement fees (+$80MM) − Strength in commercial mortgage servicing fees (+$16MM) and other income (+$16MM) − Partially offset by lower consumer mortgage income (-$18MM) from higher balance sheet retention and lower gain on sale margins Noninterest Income Noninterest Income  Noninterest income up $112MM (+14%) from 3Q21 − Higher investment banking and debt placement fees (+$88MM) driven by broad-based growth across the platform − Strength in other income (+$33MM) and commercial mortgage servicing fees (+$14MM) − Partially offset by lower cards and payments income (-$25MM) driven by lower prepaid card revenue vs. Prior Year vs. Prior Quarter Highlights $ in millions up / (down) 4Q21 vs. 4Q20 vs. 3Q21 Trust and investment services income $ 135 $ 12 $ 6 Investment banking and debt placement fees 323 80 88 Service charges on deposit accounts 90 8 (1) Operating lease income and other leasing gains 37 (2) - Corporate services income 73 10 4 Cards and payments income 86 (11) (25) Corporate-owned life insurance 34 (4) 1 Consumer mortgage income 25 (18) (8) Commercial mortgage servicing fees 48 16 14 Other income 58 16 33 Total noninterest income $ 909 $ 107 $ 1 12 9

Noninterest Expense

Noninterest Expense

$ in millions favorable / (unfavorable)	4Q21	vs. 4Q20	vs. 3Q21
Personnel	$ 674	$ (13)	$ (34)
Net occupancy	75	-	(1)
Computer processing	73	(11)	(6)
Business services, professional fees	70	(16)	(14)
Equipment	25	1	-
Operating lease expense	31	4	(1)
Marketing	37	(7)	(5)
Intangible asset amortization	14	1	1
Other expense	171	(1)	2
Total noninterest expense	$ 1,170	$ (42)	$ (58)

2021 Investments – Driving Growth

- ✓ Growing Laurel Road and launching national digital bank
- ✓ Growing our team (bankers +10%)
- ✓ Enhancing digital and analytics capabilities

laurel/road AQN XUP

Highlights

vs. Prior Year

- Noninterest expense up $42MM (+4%) from 4Q20
  - Expenses reflect investments across franchise in digital, analytics, and teammates
  - Higher business services and professional fees (+$16MM) and computer processing expense (+11MM)
  - Higher incentive and stock-based compensation related to strong fee production and increased share price

vs. Prior Quarter

- Noninterest expense up $58MM (+5%) from 3Q21
  - Higher incentive and stock-based compensation related to strong fee production and increased share price
  - Higher business services and professional fees (+14MM)

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$135 $19 20 $4 .49% .08% (.40)% (.20)% .00% .20% .40% .60% .80% ($300) ($150) $0 $150 $300 $450 $600 4Q20 1Q21 2Q21 3Q21 4Q21 $ in millions Credit Quality $ in millions NCOs Provision for credit losses NCOs to avg. loans $785 $454 .78% .45% .00% .40% .80% 1.20% 1.60% 2.00% $0 $300 $600 $900 4Q20 1Q21 2Q21 3Q21 4Q21 NPLs NPLs to period-end loans NCO = Net charge-off NPL = Nonperforming Loans $1,823 $1,221 232% 267% 100% 150% 200% 250% 300% 350% 400% $0 $500 $1,000 $1,500 $2,000 $2,500 4Q20 1Q21 2Q21 3Q21 4Q21 Allowance for credit losses to NPLs Allowance for credit losses Nonperforming Loans 4Q21 allowance for credit losses to period-end loans of 1.20% Allowance for Credit Losses (ACL) Net Charge-offs & Provision for Credit Losses $ in millions 11

Common Equity Tier 1 (a)  Strong capital position: CET1 ratio 9.4% (a) at 12/31/2021 – within targeted range  Strong capital return: − Increased dividend 5% to $.195 per common share in 4Q21 − 4Q reflects final settlement of accelerated share repurchase program Tangible Common Equity to Tangible Assets (b) (a) 12/31/21 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision (b) Non-GAAP measure: see Appendix for reconciliation 9.7% 9.4% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 4Q20 1Q21 2Q21 3Q21 4Q21 7.9% 6.9% 6.0% 7.0% 8.0% 9.0% 4Q20 1Q21 2Q21 3Q21 4Q21 Capital Highlights 12 SHARE REPURCHASE Capital Return COMMON SHARE DIVIDEND $.75 per common share in 2021 22% 10-year common share CAGR $1.1Bn common shares repurchased in FY21 >$5.8Bn common shares repurchased since 2012

FY2022 Outlook & Long -term Targets

	FY 2022 (vs. FY 2021)
Average Balance Sheet	• Loans: up low-double digit excluding the impact of PPP and the indirect auto portfolio sale ➢ up low-single digit on a reported basis • Deposits: up low-single digit
Net Interest Income (TE)	• Net interest income: relatively stable
Noninterest Income	• Noninterest income: down low-single digit (reflects lower prepaid card income)
Noninterest Expense	• Noninterest expense: down low-single digit
Credit Quality	• Net charge-offs to average loans: 20 - 30 bps
Taxes	• GAAP tax rate: ~20%

Guidance ranges: relatively stable: +/- 2%; low-single digit: 1% - 3%; mid-single digit: 4% - 6%; high-single digit: 7% - 9%; low-double digit: 10% - 12%

Long-term Targets

Positive operating leverage	Cash efficiency ratio: 54% - 56%	Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps	ROTCE: 16% - 19%

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Appendix 14

Total Commercial Loans C&I $40 CRE $18 $ in billions 12/31/21 % of total loans Commercial and industrial $ 50.5 49 Commercial real estate 16.2 16 Commercial lease financing 4.1 4 Total Commercial $ 70.8 69% Commercial Loan Portfolio Detail  Solid middle market portfolio  Aligning bankers to areas of market opportunity and growth - investing in strategic hires with industry vertical expertise  High-quality borrowers  Small, stable leveraged portfolio: <2% of total loans Portfolio Highlights  Target specific client segments focused in 7 industry verticals  Experienced bankers with deep industry expertise  Focused on high quality clients  Credit quality metrics remain strong and stable − Disciplined, consistent underwriting − Active surveillance with ongoing portfolio reviews − Dynamic assessment of ratings migration  Strengthened credit risk profile with strategic exits and growth in targeted client segments to focus on relationships  Significantly scaled back construction portfolio from pre-global financial crisis (42% in 2008  14% in 2021)  Focused on relationships with owners and operators  Strategic focus in CDLI and multifamily Commercial Real Estate (CRE) Commercial & Industrial (C&I) Consumer Energy Healthcare Industrial Public Sector Real Estate Technology Targeted Industry Verticals ~80% commercial bank credit exposure from relationship(a) clients (a) Relationship client is defined as having two or more of the following: credit, capital markets, or payments 15

Consumer Loan Portfolio Detail

Total Consumer Loans

$ in billions	12/31/21	% of total loans	WA FICO at origination
Consumer mortgage	$ 15.8	16	762
Home equity	8.5	8	807
Consumer direct	5.8	6	777
Credit card	1.0	1	792
Consumer indirect[(a)]	.07	N/A	N/A
Total Consumer	$ 31.0	31%	772

Portfolio Highlights

- Prime & super prime client base focused on relationships
- Continued consumer originations bring more balance to portfolio
- Continuing to invest in digital to drive future growth

772

weighted average FICO at origination

Laurel Road

Origination Volume


$ in millions
$590
$475
$399
$504
$646
4Q20
1Q21
2Q21
3Q21
4Q21

- High-quality client base: primarily healthcare professionals
- Launched Laurel Road for Doctors on 3/30/21: expands Key's digital reach and consumer franchise nationally through targeted scale
- 2021 production levels were negatively impacted by the federal student loan payment holiday

Consumer Mortgage

Origination Volume


$ in billions
$2.5
$3.0
$3.7
$3.7
$3.4
4Q20
1Q21
2Q21
3Q21
4Q21

- Focused on prime/super-prime clients (weighted average FICO at origination: 762)
- Investing in digital capabilities to enhance client experience and improve efficiency
- Continued momentum with loan originations of $3.4Bn in 4Q21 and $13.8Bn in FY21

(a) Indirect auto portfolio was sold on 9/10/21

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Average Total Investment Securities Average AFS securities Investment Portfolio Average yield(a) $ in billions Highlights 1.93% 1.58% .50% 1.00% 1.50% 2.00% 2.50% $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 4Q20 1Q21 2Q21 3Q21 4Q21 $33.6 17  Portfolio used for funding and liquidity management − Portfolio composed primarily of fixed-rate GNMA and GSE-backed MBS and CMOs − Portfolio yield excluding short-term Treasury/Agency: 1.86%  Growth in average balances reflects continued redeployment of cash into higher yielding securitie s in 4Q21 − Added $6.9Bn in Agency Mortgage Securities − Rebalanced Short-Term Portfolio to enhance yield: Sold $1.4Bn in Treasuries and purchased $1.9Bn of other Treasuries & Agency Debentures  Portfolio constructed to enhance current returns on excess liquidity, while preserving the opportunity to capitalize on higher interest rates in the future − Recent Agency MBS/CMO investments constructed to limit extension risk and provide continued cash flows as rates rise ($2.5-$3Bn a quarter in the near-term) − $6.3Bn of securities hedges will become active over the next three years, converting fixed rate securities to floating rate securities − Short-term Treasury/Agency portfolio consists of a laddered maturity profile with runoff beginning in 2023  Portfolio average life of 5.6 years and duration of 4.1 years at 12/31/2021 (duration including securities hedges) $10.5 $11.5 $19.8 $- $5.0 $10.0 $15.0 $20.0 $25.0 2022 2023 2024 Existing Portfolio Repricing Characteristics Projected Cash Flows & Maturities (under implied forward rates) $ in billions Floating Rate (including hedges) Average HTM securities $50.3 (a) Yield is calculated on the basis of amortized cost

Asset & Liability Management Positioning

Balanced approach to managing interest rate risk provides declining rate protection while maintaining significant upside to higher rates

4Q21 Balance Sheet Highlights (a)

Loan Composition



Other
15%
Fixed
34%
1M LIBOR
35%
Prime
10%
3M LIBOR 6%

Deposit Mix



Noninterest-
bearing
34%
Interest-
bearing
66%

- Attractive business model with relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I growth and ~66% floating-rate loan mix (incl. PPP)
  - Laurel Road and consumer mortgage enhance fixed rate loan volumes with attractive client profile
- Strong, low-cost deposit base
  - ~60% stable retail and low-cost escrow
  - >85% from markets where Key maintains top-5 deposit or branch share
- $53Bn investment portfolio structured to provide greater yield stability in a lower rate environment
  - Higher allocation of bullet-like securities and mortgage collateral with lower prepayment risks and limited exposure to unamortized premiums

Actively Managing Interest Rate Risk Position

- Modest exposure to further rate declines with protection against negative interest rates
  - 90%+ of existing LIBOR/SOFR loan portfolio contain floors (at or above 0%), with floors incorporated into new floating rate loan contracts
- Substantial opportunities to reinvest and monetize higher term rates
  - Modeled year one net interest income benefit of ~5% to ramped 200 bps rise in rates with conservative low 30's deposit beta assumption
  - Incremental 1.25% NII benefit for each 5% reduction in beta
  - $20+ Bn in cash and short-term treasuries
- Total hedge portfolio of $38Bn at 12/31/2021



4Q21
$ 25Bn
$ 7Bn
$ 6Bn
A/LM Swaps
Debt
Swaps
Securities
Hedges

- Continually evaluating opportunities to protect and enhance NII through new hedging and/or modifying existing positions

(a) Loan and deposit statistics based on 12/31/2021 ending balances

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Criticized Outstandings (a) to Period-end Total LoansDelinquencies to Period-end Total Loans Credit Quality Trends (a) Loan and lease outstandings (b) From continuing operations 30 – 89 days delinquent 90+ days delinquent .24% .16% .08% .07% .00% .20% .40% .60% .80% 4Q20 1Q21 2Q21 3Q21 4Q21 4.3% 2.6% .0% 2.0% 4.0% 6.0% 4Q20 1Q21 2Q21 3Q21 4Q21 Metric (b) 4Q21 3Q21 2Q21 1Q21 4Q20 Delinquencies to EOP total loans: 30-89 days .16% .17% .19% .19% .24 % Delinquencies to EOP total loans: 90+ days .07 .08 .07 .09 .08 NPLs to EOP portfolio loans .45 .56 .69 .72 .78 NPAs to EOP portfolio loans + OREO + Other NPAs .48 .61 .73 .78 .92 Allowance for credit losses to period-end loans 1.20 1.25 1.36 1.60 1.80 Allowance for credit losses to NPLs 268.9 223.1 197.7 222.0 232.2 Continuing operations Continuing operations 19

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs [b] / average loans (%)	Nonperforming loans	Ending allowance	Allowance / period-end loans (%)	Allowance / NPLs (%)
	12/31/21	4Q21	4Q21	4Q21	12/31/21	12/31/21	12/31/21	12/31/21
Commercial and industrial[a]	$ 50,525	$ 49,510	$ 10	.08	$ 191	$ 445	0.88%	232.98%
Commercial real estate:								
Commercial Mortgage	14,244	13,671	0	-	44	182	1.28	413.64
Construction	1,996	2,119	0	-	-	29	1.45	N/M
Commercial lease financing[c]	4,071	3,953	1	.10	4	32	.79	800.00
Real estate – residential mortgage	15,756	15,017	(2)	.05	72	95	.60	131.94
Home equity	8,467	8,603	1	.05	135	110	1.30	81.48
Consumer direct loans	5,753	5,509	5	.36	4	105	1.83	N/M
Credit cards	972	941	4	1.69	3	61	6.28	N/M
Consumer indirect loans	70	74	-	-	1	2	2.86	300.00
Continuing total	$ 101,854	$ 99,397	$ 19	.08	$ 454	$ 1,06 1	1.04%	233.70%
Discontinued operations	567	580	1	.68	4	29	5.11	725.00
Consolidated total	$ 102,421	$ 99,977	$ 20	.08%	$ 458	$ 1 ,090	1.06%	237.99%

N/M = Not meaningful

(a) Commercial and industrial average balances include $141 million, $137 million, and $129 million of assets from commercial credit cards for the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, respectively.
(b) Net loan charge-off amounts are annualized in calculation
(c) Commercial lease financing includes receivables held as collateral for a secured borrowing of $16 million, $16 million, and $23 million at December 31, 2021, September 30, 2021, and December 31, 2020, respectively. Principal reductions are based on the cash payments received from these related receivables

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GAAP to Non -GAAP Reconciliation (a) For the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, intangible assets exclude $3 million, $3 million, and $4 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus (c) For the three months ended December 31, 2021, September 30, 2021, and December 31, 2020, average intangible assets exclude $3 million, $3 million, and $5 million, respectively, of average purchased credit card receivables 21 $ in millions 12/31/2021 9/30/2021 12/31/2020 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) 17,423$ 17,510$ 17,981$ Less: Intangible assets (a) 2,820 2,814 2,848 Preferred Stock (b) 1,856 1,856 1,856 Tangible common equity (non-GAAP) 12,747$ 12,840$ 13,277$ Total assets (GAAP) 186,346$ 187,035$ 170,336$ Less: Intangible assets (a) 2,820 2,814 2,848 Tangible assets (non-GAAP) 183,526$ 184,221$ 167,488$ Tangible common equity to tangible assets ratio (non-GAAP) 6.95% 6.97% 7.93% Pre-provision net revenue Net interest income (GAAP) 1,033$ 1,016$ 1,035$ Plus: Taxable-equivalent adjustment 5 9 8 Noninterest income 909 797 802 Less: Noninterest expense 1,170 1,112 1,128 Pre-provision net revenue from continuing operations (non-GAAP) 777$ 710$ 717$ Average tangible common equity Average Key shareholders' equity (GAAP) 17,471$ 17,899$ 17,905$ Less: Intangible assets (average) (c) 2,814 2,823 2,855 Preferred Stock (average) 1,900 1,900 1,900 Average tangible common equity (non-GAAP) 12,757$ 13,176$ 13,150$ Three months ended

GAAP to Non -GAAP Reconciliation 22 $ in millions 12/31/2021 9/30/2021 12/31/2020 Return on average tangible common equity from conti nuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) 601$ 616$ 549$ Average tangible common equity (non-GAAP) 12,757 13,176 13,150 Return on average tangible common equity from continuing operations (non-GAAP) 18.69% 18.55% 16.61% Return on average tangible common equity consolidat ed Net income (loss) attributable to Key common shareholders (GAAP) 603$ 618$ 556$ Average tangible common equity (non-GAAP) 12,757 13,176 13,150 Return on average tangible common equity consolidation (non-GAAP) 18.75% 18.61% 16.82% Cash efficiency ratio Noninterest expense (GAAP) 1,170$ 1,112$ 1,128$ Less: Intangible asset amortization 14 15 15 Adjusted noninterest expense (non-GAAP) 1,156$ 1,097$ 1,113$ Net interest income (GAAP) 1,033$ 1,016$ 1,035$ Plus: Taxable-equivalent adjustment 5 9 8 Noninterest income 909 797 802 Total taxable-equivalent revenue (non-GAAP) 1,947$ 1,822$ 1,845$ Cash efficiency ratio (non-GAAP) 59.4% 60.2% 60.3% Three months ended